                                                               Exhibit 24.1


                               POWER OF ATTORNEY

          Each person whose signature appears below authorizes Herbert L. Henkel, David W. Devonshire and Patricia Nachtigal, or any of them, to execute in the name of each such person who is then an officer or director of Ingersoll-Rand Company (the "Company") and to file a Registration Statement on Form S-3 relating to (i) common stock, preference stock, stock purchase contracts, stock purchase units, guarantees of trust preferred securities, depositary shares, debt securities of the Company and securities exchangeable for or convertible into securities of the Company or third parties, (ii) trust preferred securities of Ingersoll-Rand Financing II and (iii) trust preferred securities of Ingersoll-Rand Financing III, and any amendments thereto (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) in each case necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statements, which amendments may make such changes in such Registration Statements as such attorney may deem appropriate.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on November 29, 2000.

          Signature                         Title
          ---------                         -----

/s/   HERBERT L. HENKEL           Chairman of the Board of
      ----------------------      Directors,
      (Herbert L. Henkel)         President and Chief Executive
                                  Officer (Principal Executive
                                  Officer)

/s/   DAVID W. DEVONSHIRE         Executive Vice President and
      ----------------------      Chief Financial Officer
      (David W. Devonshire)       (Principal Financial Officer)

/s/   STEVEN R. SHAWLEY           Vice President and Controller
      ----------------------      (Principal Accounting
     (Steven R. Shawley)          Officer)

/s/   JOSEPH P. FLANNERY             Director
      -------------------------
      (Joseph P. Flannery)

/s/   PETER C. GODSOE                Director
      -------------------------
      (Peter C. Godsoe)

/s/   CONSTANCE J. HORNER            Director
      -------------------------
      (Constance J. Horner)

/s/   H. WILLIAM LICHTENBERGER       Director
      -------------------------
      (H. William Lichtenberger)

/s/   THEODORE E. MARTIN             Director
      -------------------------
      (Theodore E. Martin)

/s/   ORIN R. SMITH                  Director
      -------------------------
      (Orin R. Smith)

/s/   RICHARD J. SWIFT               Director
      -------------------------
      (Richard J. Swift)

/s/   TONY L. WHITE                  Director
      -------------------------
      (Tony L. White)
























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